UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2025

ARMATA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5005 McConnell Avenue Los Angeles, California	90066
(Address of principal executive offices)	(Zip Code)

(310) 655-2928

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	ARMP	NYSE American

Item 8.01	Other Events.

Armata Pharmaceuticals, Inc. (“Armata” or the “Company”) has set June 12, 2025 as the date for its 2025 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held at 8:30 a.m. (Pacific Time), at the Company’s principal executive offices at 5005 McConnell Avenue, Los Angeles, California 90066, or at such other time and location to be determined by the Company’s Board of Directors and set forth in the Company’s proxy statement for the Annual Meeting. Armata’s stockholders of record at the close of business on April 17, 2025, will be entitled to notice of the Annual Meeting and to vote upon matters considered at the Annual Meeting.

The deadline for receipt of stockholder proposals and director nominations submitted pursuant to Section 2.6 of Armata’s Amended and Restated Bylaws for consideration at the Annual Meeting is 5:00 p.m. (Eastern Time) on April 13, 2025 (the “Advance Notice Bylaws Provision Deadline”). Stockholder proposals and director nominations should be submitted in writing and must be received by the Corporate Secretary at Armata’s principal executive offices at Armata Pharmaceuticals, Inc., 5005 McConnell Avenue, Los Angeles, California 90066, by the Advance Notice Bylaws Provision Deadline, in order to be considered timely. Stockholder proposals and nominations submitted pursuant to Armata’s advance notice bylaw provisions must also comply with the advance notice provisions contained in Armata’s Amended and Restated Bylaws and may be omitted if not in compliance with applicable requirements. Stockholders are urged to read the complete text of such advance notice provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2025	Armata Pharmaceuticals, Inc.

	By:	/s/ David House
	Name:	David House
	Title:	Senior Vice President, Finance and Principal Financial Officer